UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	94-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 442-2200

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Investor Conferences

Executives of Waste Connections, Inc. (the “Company”) currently plan on attending and presenting at the following investor conferences in January:

January 10-12, 2017 AltaCorp Annual Investor Conference (Toronto, Ontario)

January 25-28, 2017 CIBC Annual Investor Conference (Whistler, British Columbia)

Although these presentations are not expected to include any material non-public information, the Company will post the presentation slides on its website at www.wasteconnections.com under the tabs titled Investor Relations and Investor Resources. The slides will be posted some time during the 24-hour period prior to the scheduled presentation time.

Item 8.01.	Other Events

Shareholder Proposals for 2017 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy materials, any shareholder proposals must be in writing and be received by the Company at 3 Waterway Square Place, Suite 110, The Woodlands, Texas 77380, Attention: Patrick J. Shea, Secretary, no later than the close of business (Central Time) on December 13, 2016. Nominations for election to the Company’s Board of Directors to be presented at the Company’s 2017 annual meeting of shareholders will be considered untimely, within the meaning of our Bylaws, unless received not later than the close of business on the thirtieth (30th) day before the date of the annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Connections, Inc.
(Registrant)

By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer

Date: December 1, 2016